AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1997
                                                    REGISTRATION  NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933



                               OPEN MARKET, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 DELAWARE                           04-3214536
--------------------------------------------------------------------------------
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

245 FIRST STREET, CAMBRIDGE, MASSACHUSETTS                   02142
--------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip code)


                           1994 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)


                                GARY B. EICHHORN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               OPEN MARKET, INC.
                   245 FIRST STREET, CAMBRIDGE, MASSACHUSETTS  02142
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (617) 621-9500
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================
                                                      PROPOSED          PROPOSED
 TITLE OF                                              MAXIMUM           MAXIMUM
SECURITIES                  AMOUNT      OFFERING      AGGREGATE         AMOUNT OF
  TO BE                     TO BE       PRICE PER     OFFERING         REGISTRATION
REGISTERED                REGISTERED    SHARE(1)      PRICE(1)           FEE(1)
-------------------------------------------------------------------------------------
1994 STOCK
 INCENTIVE PLAN           2,200,000     $10.9375      $24,062,500        $7,292
Common Stock
 (Par Value $.001)
-------------------------------------------------------------------------------------

(1) Price estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant's Common Stock on July 24, 1997 as reported by the Nasdaq National Market.

                    STATEMENT OF INCORPORATION BY REFERENCE



      This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 333-06821 filed by the

Registrant on June 26, 1996, relating to the Registrant's 1994 Stock Incentive

Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan, except for Item 5 described below.


      Item 5.  Interests of Named Experts and Counsel
               --------------------------------------

      The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Registrant by Hale and Dorr LLP

(a limited liability partnership which includes professional corporations),

60 State Street, Boston, Massachusetts, 02109.  Paul P. Brountas, Assistant

Secretary of the Company, is a partner in the law firm of Hale and Dorr LLP.

As of the date of this Registration Statement, certain partners of Hale and

Dorr LLP own, in the aggregate, approximately 67,000 shares of the

Registrant's Common Stock.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 29th day of July, 1997.



                                    OPEN MARKET, INC.

                                    By: /s/ Gary B. Eichhorn
                                        -------------------------------------
                                        Gary B. Eichhorn
                                        President and Chief Executive Officer



                               POWER OF ATTORNEY

      We, the undersigned officers and directors of Open Market, Inc., hereby severally constitute and appoint Gary B. Eichhorn, Regina O. Sommer and Paul P. Brountas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, and any and all amendments to said Registration Statement and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Open Market, Inc. to comply with the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                    Title (Capacity)                      Date
    ---------                    ----------------                      ----

/s/ Gary B. Eichhorn             President, Chief Executive        July 29, 1997
-----------------------------    Officer and Director
Gary B. Eichhorn                 (Principal Executive
                                 Officer)

/s/ Regina O. Sommer             Senior Vice President and         July 29, 1997
-----------------------------    Chief Financial Officer
Regina O. Sommer                 (Principal Financial Officer
                                 and Principal Accounting Officer)

/s/ Gulrez Arshad                Director                          July 29, 1997
------------------------------
Gulrez Arshad


/s/ Shikhar Ghosh                Director                          July 29, 1997
------------------------------
Shikhar Ghosh


/s/ David K. Gifford             Director                          July 29, 1997
------------------------------
David K. Gifford


/s/ Bruce Judson                 Director                          July 29, 1997
------------------------------
Bruce Judson


/s/ William S. Kaiser            Director                          July 29, 1997
------------------------------
William S. Kaiser


/s/ Brian J. Knez                Director                          July 29, 1997
------------------------------
Brian J. Knez


/s/ Eugene F. Quinn              Director                          July 29, 1997
------------------------------
Eugene F. Quinn


/s/ Ray Stata                    Director                          July 29, 1997
------------------------------
Ray Stata

                               INDEX TO EXHIBITS
                               -----------------


Exhibit
Number                          Exhibit
-------                         -------

4.1*        Amended and Restated Certificate of
            Incorporation of the Registrant

4.2**       By-Laws of the Registrant

4.3**       Specimen Stock Certificate of Common
            Stock of the Registrant

5 Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1        Consent of Hale and Dorr LLP
            (included in Exhibit 5)

23.2        Consent of Arthur Anderson LLP

24          Power of Attorney (included in the
            signature pages of this Registration
            Statement)

------------
* Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-8, File No. 333-06821 which was originally filed with the Commission June 26, 1996 and is incorporated herein by reference.

** Previously filed with the Commission as an Exhibit to the Registrant's
   Registration Statement on Form S-1, File No. 333-03340, which was originally filed with the Commission April 10, 1996 and is incorporated herein by reference.